Exhibit 99.1

Investor/Media Contacts:

Robert J. Cierzan, Vice President, Finance

Sylvia J. Castle, Investor Relations

(858) 513-1801

FOR IMMEDIATE RELEASE

ALDILA DECLARES A QUARTERLY CASH DIVIDEND

Poway, CA, November 16, 2006 — Aldila, Inc. (NASDAQ:NMS:ALDA) announced today that its Board of Directors declared on November 16, 2006 a quarterly cash dividend of $0.15 per share to be paid on December 19, 2006 to shareholders of record as of December 4, 2006.

Aldila also reported that the Board of Directors intends to continue to declare quarterly dividends at least at the same rate for the foreseeable future, subject to Aldila’s continued successful financial performance.

This press release contains forward-looking statements based on our expectations as of the date of this press release.  These statements necessarily reflect assumptions that we make in evaluating our expectations as to the future.  They also necessarily are subject to risks and uncertainties.  Our actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of a variety of factors.  Our filings with the Securities & Exchange Commission present a detailed discussion of the principal risks and uncertainties related to our future operations, in particular under “Business Risks” in Part I, Item 1, of our Annual Report on Form 10-K for the year ended December 31, 2005, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 7, of the Form 10-K.

Aldila is a leader among manufacturers of high performance graphite golf shafts used in clubs assembled and marketed throughout the world by major golf club companies, component distributors and custom clubmakers.  Aldila also manufactures graphite hockey sticks and blades and provides the assembly operations, and composite prepreg material for its golf shaft business and external sales.

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